Exhibit 10.2

PETROLIA ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Pro-forma March 31, 2017	Actual March 31, 2017
ASSETS
Current assets
Cash	$4,387	$4,387
Accounts receivable	48,201	48,201
Other current assets	5,506	5,506
Total current assets	58,094	58,094

Property & equipment
Oil and gas, on the basis of full cost accounting
Evaluated properties	14,032,580	14,032,580
Furniture, equipment & software	236,092	236,092
Less accumulated depreciation	(1,137,981)	(1,137,981)
Net property and equipment	13,130,691	13,130,691

Other Assets
Intangible assets	49,886	49,886
Note receivable	---	---

Total Assets	$13,238,671	$13,238,671

LIABILITIES & STOCKHOLDERS EQUITY

Current liabilities
Accounts payable	$402,343	$402,343
Accrued liabilities	584,211	584,211
Debt short term	275,000	275,000
Convertible debt – related party, unamortized discount of 0 and 0	550,000	550,000
Current maturities of installment notes payable	32,582	32,582
Note payable – related parties	414,480	1,414,480
Total current liabilities	2,258,616	3,258,616

Asset retirement obligations	436,045	436,045
Installment note payable – long term	28,316	28,316
Note payable to related party – long term	1,904,020	2,904,020
Total Liabilities	4,626,997	6,626,997

Stockholders’ Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized; No shares issued & outstanding	-	-
Common stock, $.001 par value; 150,000,000 shares authorized; 89,034,505 shares issued and outstanding	79,034	79,034
Additional paid in capital	16,963,530	14,963,530
Accumulated deficit	(8,430,890)	(8,430,890)
Total Stockholders’ Equity	8,611,674	6,611,674

Total Liabilities and Stockholders’ Equity	$13,238,671	$13,238,671